EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 (for the registration of 10,000,000 shares of common stock) of Exceed Company Ltd of our report dated April 7, 2010, except for Notes 2.5 and 25 for which the date is October 13, 2010, relating to the consolidated financial statements, appearing in the Annual Report on Form 20-F of Exceed Company Ltd for the year ended December 31, 2009.
/s/ Crowe Horwath LLP
Crowe Horwath LLP
Sherman Oaks, California
December 20, 2010